SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]Preliminary Proxy Statement

[ ]Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
   14a-6(e)(2))

[X]Definitive Proxy Statement

[ ]Definitive  Additional Materials

[ ]Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                       CASDIM INTERNATIONAL SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:


          (2)  Aggregate  number of  securities  to which  transaction  applies:


          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):


          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:
         . . . . . . . . . . . .
(2)     Form, Schedule or Registration Statement No.:
         . . . . . . . . . . . .
(3)     Filing Party:
         . . . . . . . . . . . .
(4)     Date Filed:
         . . . . . . . . . . . .

                       CASDIM INTERNATIONAL SYSTEMS, INC.
                              150 East 58th Street
                            New York, New York 10155


                                                                    May 22, 1998


To Our Stockholders:

     On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of the Stockholders of Casdim International Systems, Inc. (the "Company"). The Special Meeting will be held at 10:00 a.m., local time, on Monday, June 22, 1998, at the offices of the Company, 150 East 58th Street, 17th Floor, New York, New York.

     The matters expected to be acted upon at the meeting are described in the attached Notice of Special Meeting and Proxy Statement. During the meeting, stockholders who are present at the meeting will have the opportunity to ask questions and express their views.

     It is important that your views be represented at the Special Meeting whether or not you are able to be present. Please complete, sign and date the enclosed proxy card and promptly return it to us in the postpaid envelope provided. The return of a proxy card will not prevent you from voting in person at the meeting.


                                                     Sincerely,



                                                     Yehuda Shimshon
                                                     Chairman, President & CEO

                       CASDIM INTERNATIONAL SYSTEMS, INC.


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                  June 22, 1998



                                                              New York, New York
                                                                    May 22, 1998

     A Special Meeting of Stockholders of Casdim International Systems, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Monday, June 22, 1998, at the offices of the Company, 150 East 58th Street, 17th Floor, New York, New York, to consider and act upon a proposal to amend the Company's Certificate of Incorporation to (A) effect a reverse stock split of the outstanding shares of the Company's Common Stock, par value $.01 per share, in which each eight shares of outstanding Common Stock would be combined into one share of new Common Stock, par value $.01 per share, and (B) reduce the number of authorized shares of Common Stock from 30,000,000 to 15,000,000 shares.

     Only stockholders of record at the close of business on May 18, 1998 will be entitled to receive notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. All stockholders of the Company are cordially invited to attend the Special Meeting.



                                             By Order of the Board of Directors,


                                                     Gary P. Tober
                                                     Secretary


IF YOU DO NOT EXPECT TO BE PRESENT AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN ORDER THAT YOUR SHARES MAY BE VOTED. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                       CASDIM INTERNATIONAL SYSTEMS, INC.
                              150 East 58th Street
                            New York, New York 10155


                                 Proxy Statement
                         Special Meeting of Stockholders
                                  June 22, 1998


     This Proxy Statement is being furnished to stockholders of Casdim International Systems, Inc., a Delaware corporation (the "Company"), in connection with the Special Meeting of the Company's Stockholders (the "Special Meeting") to be held at 10:00 a.m., local time, on Monday, June 22, 1998, at the offices of the Company, 150 East 58th Street, 17th floor, New York, New York, and at any adjournment or postponement thereof. The Board of Directors of the Company is soliciting proxies to be voted at the Special Meeting.

     This Proxy Statement and attached Notice of Special Meeting, and the enclosed proxy card are expected to be mailed to stockholders on or about May 22, 1998.

Proxy Procedure

     Only stockholders of record at the close of business on May 18, 1998 (the "Record Date"), are entitled to receive notice of, and to vote in person or by proxy, at the Special Meeting and any postponement or adjournment thereof.

     The Company's Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposal to be considered at the Special Meeting. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions marked on the proxy card. If a shareholder returns a signed and dated proxy card but does not mark the appropriate boxes, the shares represented by that proxy card will be voted for the proposal to effect the reverse stock split.

     A stockholder may revoke his or her proxy at any time before it is voted by: (i) giving notice of revocation in writing to the Secretary of the Company at the address given above; (ii) submitting a proxy card bearing a later date; or (iii) appearing in person and voting at the Special Meeting. If a stockholder attends the Special Meeting, he or she may vote by ballot.

Cost of Solicitation

     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited in person or by telephone or other means by directors, officers or other regular employees of the

Company, who will not be specially compensated therefor. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of stock in accordance with the regulations of the Securities and Exchange Commission concerning the forwarding of proxies and proxy material to the beneficial owners of the stock.

Quorum and Voting

     The outstanding voting stock of the Company as of the Record Date consisted of 15,454,001 shares of Common Stock, par value $0.1 per share, (the "Common Stock") each of which is entitled to one vote. A majority of the outstanding shares of the Common Stock, represented in person or by proxy at the Special Meeting, will constitute a quorum.

     The proposal to effect a reverse stock split requires the affirmative vote of a majority of the vote represented by all shares of Common Stock outstanding on the Record Date. Thus, stockholders who do not vote on, or who vote to abstain will in effect be voting against that proposal.

     Management of the Company has been advised by Yehuda Shimshon, the Company's Chairman, President and Chief Executive Officer, and Cedarwood Trading & Investment Ltd. ("Cedarwood"), who together are the beneficial owners of approximately 53.4% of the outstanding shares of Common Stock, that they presently intend to vote in favor of the proposal for the reverse stock split, thereby assuring the passage of such proposal.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information as of the Record Date regarding the Company's Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than five percent of the Company's
Common Stock, (ii) each individual director and executive officer of the Company, and (iii) all of the current directors and executive officers as a group.

                                         Shares of
                                       Common Stock
Name (1)                            Beneficially Owned        Percent of Class
--------                            ------------------        ----------------
Yehuda Shimshon                        8,250,000 (2)               53.38%
Cedarwood Trading & Investment                                     25.88%
   Ltd.............................      4,000,000
Doron Leave........................        None                     ---
Israel Shimshon....................        None                     ---

                                         Shares of
                                       Common Stock
Name (1)                            Beneficially Owned        Percent of Class
--------                            ------------------        ----------------
All executive officers and
directors as a group (4 persons)....    8,250,000                  53.38%
--------------------

(1) The address for Mr. Yehuda Shimshon is 150 East 58th Street, New York, New York 10155. The address for Cedarwood is c/o Bank of Bermuda, 6 Front Street, Hamilton HM 11, Bermuda. The address for Messrs. Doron Leave and Israel Shimshon is 5 Haofan Street, Kiryat-Arie, P.O. Box 3599, Petah Tikva, Israel 49130.

(2) Includes 4,000,000 shares of Common Stock held by Cedarwood. Mr. Yehuda Shimshon is the primary beneficiary of a trust that holds such shares. Accordingly, he may be deemed to be the beneficial owner of such shares.


            PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
              EFFECT AN EIGHT TO ONE REVERSE SPLIT OF COMMON STOCK

Introduction

     The Board of Directors believes that it would be in the best interests of the Company and its stockholders to adopt an amendment to the Company's Certificate of Incorporation (the "Reverse Split Amendment"), which will (i) effect a reverse stock split (the "Reverse Split") of one new share of Common Stock for each eight issued and outstanding shares of Common Stock and (ii) reduce the number of shares of Common Stock authorized for issuance from 30,000,000 to 15,000,000.

     Following the filing with the Secretary of State of Delaware of the Reverse Split Amendment thereby completing the Reverse Split (the "Effective Date"), the Board will notify the stockholders that the Reverse Split has been effected. The full text of the Reverse Split Amendment is set forth in the proposed Certificate of Amendment to the Company's Certificate of Incorporation (the "Certificate of Amendment"), which is Exhibit A attached to this Proxy Statement, and the discussion of the Reverse Split and the Reverse Split
Amendment is qualified in its entirety by reference to the Certificate of Amendment, which is incorporated herein by reference as if fully set forth herein.

     Pursuant to Section 242(c) of the Delaware General Corporation Law, the Board of Directors has reserved the right, notwithstanding stockholder authorization of the Reverse Split Amendment, to cancel the filing of the Reverse Split Amendment without further action by the stockholders, if, at any time prior to the Certificate of Amendment being filed with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Split

Amendment is no longer in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to proceed with the Reverse Split Amendment, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Common Stock, business developments and the Company's actual and projected financial performance.

     The Board of Directors of the Company has unanimously approved the Reverse Split Amendment as described herein, subject to the adoption thereof by the stockholders of the Company, and recommends that stockholders vote "FOR" the Reverse Split Amendment.

Purpose and Background of the Reverse Split Amendment

     The Board's primary objective in proposing the Reverse Split Amendment is to raise the per share price of the Common Stock in an effort to improve the potential ability of the Company to raise capital by issuing additional shares. The Board of Directors believes that certain securities firms discourage their registered representatives from recommending the purchase of lower-priced corporate securities. Additionally, the policies and practices of a number of brokerage houses tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of these policies and practices relate to the payment of brokers' commissions and to time-consuming procedures that operate to make the handling of lower-priced stocks economically unattractive to brokers. Consequently, the Board of Directors believes that this limits the marketability of the Common Stock at its current per share price. For instance, the Board of Directors believes that the low per share market price of the Common Stock impairs the marketability and acceptance of the Common Stock to institutional investors and other members of the investing public and creates a negative impression with respect to the Company. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of such shares, the type of investor who acquires them or the Company's reputation in the financial community. In practice, however, many investors and market makers consider low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The foregoing factors may adversely affect not only the pricing of the Common Stock but also the liquidity of the Common Stock and the Company's ability to raise additional capital through the sale of equity securities.

     The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Split and the anticipated increase in the price per share will encourage greater interest in the Common Stock by the financial community and the investing public and possibly promote greater liquidity for the Company's stockholders with respect to those shares presently held by them. However, the possibility does exist that such liquidity may be adversely affected by the reduced number of shares which would be outstanding if the proposed Reverse Split is effected.

     The Board of Directors is hopeful that the proposed Reverse Split will increase the liquidity and marketability of the Common Stock. However, there can be no assurance that the proposed Reverse Split will achieve any of these desired results, nor can there be any assurance that the price per share of the Common Stock immediately after the proposed Reverse Split will increase proportionately with the Reverse Split, or that any increase can be sustained for any period of time, or that the market price of the Common Stock will exceed or remain in excess of the current market price.

     The Board of Directors of the Company is not aware of any present efforts by any persons to accumulate additional shares of Common Stock, and the proposed Reverse Split is not intended to be an anti-takeover device.

Effect on Market for Common Stock

     On May 18, 1998, the closing bid and asked prices of the Common Stock on the Nasdaq Bulletin Board were $5/32 and $9/64 per share, respectively. By decreasing the number of shares of Common Stock outstanding without altering the aggregate economic interest in the Company represented by such shares, the Board of Directors believes that the market price will be increased. There can be no assurance that the market price of the Common Stock will be so increased.

Effects of the Reverse Split on Common Stock

     If approved by the stockholders, the principal effect of the Reverse Split will be to decrease the number of issued and outstanding shares of Common Stock from 15,454,001 shares of Common Stock to approximately 1,931,750 shares of Common Stock based on the number of shares of Common Stock outstanding on the Record Date. The total number of shares of Common Stock held by each stockholder would be reclassified automatically into the number of shares equal to the number of shares of Common Stock owned immediately prior to the Reverse Split divided by EIGHT, provided that no fractional shares are issued in connection with the Reverse Split.

Effect on Outstanding Options and Warrants of the Company

     As of the Record Date, the Company had outstanding options to purchase an aggregate 500,000 shares of Common Stock with an exercise price of $1.00 per share and warrants to purchase an aggregate of 1,600,000 shares of Common Stock with exercise prices per share that ranged from $0.50 to $3.75. Upon the effectiveness of the Reverse Split, these warrants provide for a proportional downward adjustment to the number of shares subject to outstanding warrants and a corresponding upward adjustment in the per share exercise prices to reflect the Reverse Split.

Effect on Legal Ability to Pay Dividends

     The holders of shares of Common Stock are entitled, on a pari passu basis, to receive distributions of cash or other property, if any, that may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Thus, although the Reverse Split will have the effect of increasing the Company's capital in excess of par value, the Reverse Split will not affect potential distributions to the Company's stockholders. The Company has never paid cash dividends on the Common Stock and has no plans to pay cash dividends in the foreseeable future. The current policy of the Board of Directors is to retain all available earnings for use in the operation and growth of the Company's business. Any future cash dividends will depend upon the Company's earnings, capital requirements, financial condition and other relevant factors.

Exchange of Shares; No Fractional Shares

     No fractional shares of Common Stock will be issued in connection with the proposed Reverse Split. Assuming the approval of the Reverse Split Amendment, a stockholder who would otherwise be entitled to receive a fractional share of Common Stock will receive, in lieu thereof, cash for the resulting fractional share interest in an amount equal to such fractional interest multiplied by the average of the closing bid and closing asked prices of the Common Stock as reported on the Nasdaq Bulletin Board on the effective date of the Reverse Split (the "Effective Date").

     The Company will appoint TranSecurities International, Inc. (the "Exchange Agent") to act as Exchange Agent for the holders of the Common Stock in connection with the Reverse Split Amendment. The Company will deposit with the Exchange Agent, as soon as practicable after the Effective Date, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the Reverse Split. Any portion of cash deposited with the Exchange Agent to pay fractional share interests that is held by the Exchange Agent six months after the Effective Date will be returned to the Company on demand. The funds required to purchase the fractional share interests are available and will be paid from the Company's current cash reserves. The Company's stockholder list indicates that a portion of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. It is, therefore, not possible to predict with certainty the number of fractional shares and the total amount that the Company will be required to pay for fractional share interests. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material.

     As of the Record Date, approximately 32 persons were holders of record of Common Stock. The Company does not anticipate that the Reverse Split and the payment of cash in lieu of fractional shares will result in a significant reduction in the number of holders of the Common Stock. The Company does not presently intend to seek, either before or after the Reverse Split, any change in the Company's status as a reporting company for federal securities law purposes.

     On or after the Effective Date, the Company will mail to each stockholder a letter of transmittal. A stockholder will receive a certificate evidencing his post-Reverse Split shares and, if applicable, cash in lieu of a fractional share only by transmittal to the Exchange Agent of such stockholder's stock certificate(s) for shares of Common Stock that were issued prior to the Effective Date, together with the properly executed and completed letter of transmittal and such evidence of ownership of such shares as the Company may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until the certificates representing their shares of Common Stock that were issued prior to the Effective Date are surrendered. Stockholders should not forward their certificates to the Exchange Agent until the letter of transmittal is received and should surrender their certificates only with such letter of transmittal. A payment in lieu of any fractional share interest will be made to a stockholder promptly after receipt of a properly completed letter of transmittal and stock certificate(s) for all of his shares of Common Stock outstanding prior to the Effective Date.

     There will be no service charges payable by the stockholders of the Company in connection with the exchange of their certificates or in connection with the payment of cash in lieu of the issuance of fractional shares. These costs will be borne by the Company.

     The Board of Directors recommends a vote for the adoption of the Reverse Stock Split.


                                  OTHER MATTERS

     The Board of Directors does not intend to bring any matters before the Special Meeting other than those specifically set forth in the attached Notice of the Special Meeting and knows of no matters to be brought before the Special Meeting by others. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the Board of Directors.



                                            By Order of the Board of Directors,

                                                     Gary P. Tober
                                                     Secretary

 Dated:  May 22, 1998

                                                                       EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                       CASDIM INTERNATIONAL SYSTEMS, INC.

                    Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware



     Casdim International Systems, Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Delaware GCL"), by its duly authorized officers, hereby certifies as follows:

     FIRST:  That the Board of Directors of the Corporation,  acting pursuant to
Section 141(f) of the Delaware GCL, has duly adopted a resolution authorizing the Corporation to reclassify, change and convert each eight (8) outstanding shares of the Corporation's Common Stock, par value $.01 per share, into one (1) share of Common Stock, par value $.01 per share.

     SECOND: That the Board of Directors of the Corporation,  acting pursuant to
Section 141(f) of the Delaware GCL, has duly adopted a resolution authorizing the Corporation to reduce the number of common shares the Corporation is authorized to issue from thirty million (30,000,000) shares of Common Stock, par value $.01 per share, to fifteen million (15,000,000) shares of Common Stock, par value $.01 per share.

     THIRD: That, pursuant to authorization by the affirmative vote, in accordance with the provisions of the Delaware GCL, of the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote thereon at a special meeting of stockholders of the Corporation held on June 22, 1998, the Certificate of Incorporation of the Corporation be amended as follows:

     1. By striking out Section 4 and inserting a new Section 4 to read as follows:

          "Section 4 - Stock. The aggregate number of shares of stock which the Corporation shall have the authority to issue is 15,000,000 shares, constituting one class of Common Stock, with a par value of $.01 per share."

     2. By adding new paragraph (d) to Section 4 to read as follows:

               "(d) Each eight (8) shares of the Common Stock, par value $.01 per share, of the Corporation issued and outstanding or held in treasury as of 5:00 p.m. New York time on the date on which this Certificate of Amendment is filed by the Secretary of State of the State of Delaware (the "Effective Time") shall be reclassified as and changed into one (1) share of Common Stock, par value $.01 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by eight (8) shall, with respect to such fractional interest, be entitled to receive from the Corporation cash in an amount equal to such fractional interest multiplied by the average of the closing bid and closing asked prices of the Common Stock as reported on the Nasdaq Bulletin Board at the Effective Time."

     FOURTH:   That  the   amendments  to  the   Corporation's   Certificate  of
Incorporation set forth herein have been duly adopted in accordance with the provisions of Section 242 of the Delaware GCL.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed on its behalf by Yehuda Shimshon, its President, on June 22, 1998, hereby declaring and certifying that this is the act and deed of the Corporation and that the facts herein stated are true.



                                                 _____________________
                                                 Name: Yehuda Shimshon
                                                 Title: President


ATTEST:


___________________
Name: Gary P. Tober
Title: Secretary

                                                                      APPENDIX A
                       CASDIM INTERNATIONAL SYSTEMS, INC.
                              150 East 58th Street
                            New York, New York 10155

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s)Yehuda Shimshon and Doron Leave, or either of them, attorneys or attorney of the undersigned, for and in the name(s) of the undersigned, with power of substitution and revocation in each to vote any and all shares of Common Stock, par value $.01 per share, of Casdim International Systems, Inc. (the "Company"), which the undersigned would be entitled to vote as fully as the undersigned could if personally present at the Special Meeting of Stockholders of the Company to be held on June 22, 1998 at 10:00 a.m. at the offices of the Company, 150 East 58th Street, New York, New York and at any adjournment or adjournments thereof, hereby revoking any prior proxies to vote said shares, upon the following item of business more fully described in the notice of and proxy statement for such Special Meeting (receipt of which is hereby acknowledged):

   (1) To amend the Certificate of Incorporation to effect an eight to one reverse split of the Company's Common Stock and reduce the number of authorized shares of Common Stock from 30,000,000 to 15,000,000.

        [   ] FOR                  [   ] AGAINST             [   ]  ABSTAIN


     THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IN THE ABSENCE OF SUCH SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT AN EIGHT TO ONE REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK AND REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 TO 15,000,000.




                                    Dated_________________________________ 1998



                                    --------------------------------------------
                                                      Signature(s)


                                    --------------------------------------------
                                       Signatures, if held jointly

                                    (Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, or as an officer signing for a corporation, please give full title under signature.